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SCHEDULE 14A

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NEOWARE, INC.
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Frequently Asked Questions

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NEOWARE, INC. CONFIDENTIAL

Neoware Employee Frequently Asked Questions & Answers

Acquisition:

Q:               What does this announcement mean to me?

A:                This announcement has no immediate impact on you. Neoware employees will remain employed by your current employer and on the basis of your existing terms and conditions of employment. The deal is expected to take several months to close, and no changes related to the deal will occur at Neoware during that time.

Q:               When will the acquisition be completed?

A:                We are estimating that it will be completed in Q4 of this calendar year, pending regulatory and shareholder approval.

Q:               What should I focus on right now?

A:                It is critical that both Neoware and HP each focus independently on serving our respective customers and delivering on our independent financial commitments.

Q.                What are the closing conditions?

A.                The merger is subject to a number of conditions, including the approval of Neoware stockholders, regulatory approvals, and other customary closing conditions. These conditions are detailed in the merger agreement filed by Neoware with the SEC and available at www.sec.gov.

Q:             How will this merger affect customers?

A:                Bottom line, post closing, the merged company will allow customers more flexibility in deploying the right thin client solution for each of their end user segments and do so with global continuity and support.  Customers will have access to the best thin client solution for all their blade PC, blade workstation, VDI, and Server Based Computing deployments.

Organization:

Q:               What will be the role of Klaus P. Besier and Neoware senior management?

A:                There will be no immediate changes to Neoware’s reporting structure. Over the period ahead, we will develop the integration strategy and organization design for HP’s Thin Clients business. The agreement is subject to a number of customary closing conditions, including regulatory and shareholder approval before the merger will be final, and any employment decisions will be part of that process. We have every intention and desire to retain Neoware’s top talent.

Q. When will our companies be fully integrated?

A.           Actual integration will begin upon closing.  Organizational integration will be complete shortly after close with IT and financial system integration complete within 9 months.

Neoware Confidential – For Internal Use and Distribution Only

Q:  When will the thin client organization be communicated?

A:                The organizational structure will be communicated after closing.

Q:               Will any Neoware employees lose their jobs as a result of today’s announcement?

A:                It’s too soon for us to be able to answer that. As with most mergers, there may be areas of overlap in certain roles. HP’s intention is to acquire an ongoing business, and it is clear that we need most employees to continue in their current functions to maintain this business. Between now and closing of the transaction, there will be no changes in the day-to-day activities at Neoware.

Q:               Are some job functions more at risk than others?

A:                It’s too soon for us to be able to answer that. After the close, we will communicate with any affected employees once we have that information available.

Q:               Will my job responsibilities change?

A:                No job responsibilities are changing at this time. For most Neoware employees, there will be few, if any, changes in day-to-day responsibilities after the close. Any changes will be carried out in accordance with local legal requirements, including information and consultation with employee representatives where required.

Q.              Will there be future layoffs?  When will they occur?

A.            Since HP’s intent is to expand our thin client business, many employees will be needed to continue in their current functions to maintain the business.  There will likely be areas of overlap in certain roles, which may result in a reduction in headcount.  All employees and their representatives will be informed and, where required, consulted in connection with any proposals to reduce headcount, consistent with local legal requirements and practices.

Q:               To whom do I report now?

A:                No reporting structures are changing as of today’s announcement. Until the deal closes, Neoware will continue operating as usual. Specific instructions for the days following closing will be provided at the appropriate time.

Q:               Are the two companies’ values and cultures similar?

A:                The values of the two companies are remarkably similar.  Both company’s values center around customers first, innovation, performance and results.

Q:               What are the major principles of HP organizational culture?

A:                The main HP values are:

•     Passionate about customers

•     Trust and respect for individuals

•     Perform at a high level of achievement and contribution

•     Act with speed and agility

•     Deliver meaningful innovation

•     Achieve results through teamwork

•     Conduct business with uncompromising integrity

HP has a history of innovation and entrepreneurial spirit where Neoware and its employees will be welcomed.

Locations:

Q:               What will happen to the various Neoware facilities around the world?

A:              A full facility plan will be finalized and communicated after acquisition close.

Q:    Will the two companies’ facilities be consolidated?

A:              A full facility plan will be finalized and communicated after acquisition close.

Q:    Will HP move Neoware jobs to low-cost locations?

A:                It’s too soon for us to be able to answer that. We constantly review the geographic distribution of our work to assure we deliver the best results at the best cost, as Neoware has also done. We would look for opportunities to consolidate HP and Neoware sites where feasible.

Q:               Will my work location change?

A:                It’s possible, but it’s too soon for us to be able to answer that. As HP and Neoware have offices in the same cities in some geographic areas, it’s likely we would seek opportunities for consolidation where it makes sense. Any changes will be carried out in accordance with local legal requirements, including information and consultation with employee representatives where required.

Q:             Will relocation assistance be offered to affected employees?

A:              Any decisions about relocation assistance for affected Neoware or HP employees will be made after real estate plans are complete. It is premature to speculate on who may or may not be affected and what relocation assistance may or may not be offered to any affected employees. Decisions regarding relocation assistance benefits will be made in accordance with local legal requirements and after consultation with works councils and employee representatives where required.

Compensation & Benefits:

Q:             What happens to my compensation and benefits after the acquisition is complete?

A:              There will be some changes after close for Neoware employees. Details and schedules for delivering this information will be communicated shortly after acquisition close.  All employees and their representatives will be informed and, where required, consulted in connection with any changes to compensation, consistent with local legal requirements and practices.

Q:             When will I formally know my HP title, salary, manager and job responsibilities?

A:              Details and schedules for delivering this information will be communicated shortly after acquisition close.

Q:             Will Neoware employees be aligned with HP employees in regards to titles and roles?

A:              Until the acquisition closes, your “working” job title will probably remain unchanged.  Upon close and during integration into HP for most countries, the majority of employees will be transitioned into the HP job classification system.

Q:             Will my salary structure (i.e. mix of base, variable pay, bonus) change?

A:              Compensation for an individual may be affected as HP compensation policies and salary scales are applied. Prior to the integration date, Q4 2007, for most countries, pertinent information relative to your employment conditions will be made available.

Q.                What is the HP review cycle for salary and performance?

A.                As part of HP’s High Performance Workplace initiative, employees participate in a Focal Point Review. This single event includes performance evaluation and rating (based on individual results); base pay reviews and increase recommendations where appropriate; and performance planning for the current fiscal year.  It is HP’s intent to conduct performance reviews on a regular basis. The timing of the salary review cycle will be based on company affordability and business performance.  Salary increase guidelines are structured in alignment with our pay for performance philosophy and market conditions.

Q.                On what calendar does HP conduct its annual review cycle?

A.                The next HP salary review will happen in fiscal Q1 (November 2007 through January 2008)

Q:               As a former HP employee, will I receive credit toward my benefits for my prior HP service?

A:                If you return to HP in a benefit-eligible status and in a different year than the one in which you left HP, you can resume participation in most HP benefits.

Q:               What is Neoware’s severance policy?

A:                Neoware has a severance practice that takes into consideration the individual’s position as well as local law and practice in each particular geographic region. If you would like to know the severance practice for the country where you are employed, please contact your local HR representative.

Q:             What is HP’s compensation philosophy?

A:              HP has a Total Rewards Philosophy, with “total rewards” meaning base pay, variable     pay, reward and recognition, equity (stock) and benefits. The goal is an overall program that is market competitive and differentiates according to individual performance and contribution.

Q.                Will sales commission plans remain as is for 2007?

A.                Yes. The pay schedule will remain as is until the close of the deal, and sales commission plans will remain as they are through 2007.

Q.                What is the impact on my bonus plan?

A.                Neoware is running business as usual, so there will be no impact between now and the close of the deal. More information will be provided as we get closer to the close.

Q.                I’m on Education Assistance Plan. Will this still be honored?

A.                All benefits remain intact between now and the close. Employees will be realigned to HP benefits once the deal is completed.

Q:               Does HP have training and development programs for employees?

A:                Yes. One of the major areas of focus in HP is the development of their employees. Additional information will be given to employees after closing.

Q.                I work outside the U.S. What will happen with my position? My benefits?

A.                As in the U.S., Neoware and HP staff will work together to build the best possible teams in regions around the world in accordance with HP practices and subject to and in accordance with applicable local laws and practices. Employees will be informed individually about details of their benefit package.

Q.                How similar are the compensation programs for the two companies?

A.                We do not disclose details of how compensation is structured. We are confident that we can work to align our compensation policies as part of the work to integrate these two businesses.

Q.                What will happen to my pay and benefits now and after the close?

A.                Employees will remain on their existing terms and conditions of employment until the acquisition is completed. After that Neoware employees will receive HP employment information regarding terms and condition. At that time, they will move to the HP pay and benefit structure applicable to their country.

Q.                What is the impact of the merger on any bonus plan that I currently participate in?

A.                From now until the closing, this is “business as usual.” As we approach the closing date, more information will be provided about HP compensation plans and the expected timing of our participation in them.

Q.                Does HP have a cash bonus program?

A.                Yes, HP has variable pay plans under which bonuses are paid out annually if performance objectives are met. Bonuses are based on revenue and net profit growth targets, along with other metrics determined by the Company for each fiscal year. Neoware employees are eligible to participate from their HP hire date, with the amount of the bonus payout (if any) prorated based on eligible earnings accrued during the fiscal year in which they join HP.

Q.                What happens to Neoware Common Stock?

A.                Generally, any outstanding vested and unvested options that have an exercise price less than $16.25 per share will receive cash equal to the difference between the $16.25 and the exercise price, multiplied by the number of such shares under vested and unvested options, subject to applicable tax and social insurance withholding requirements.

Q.                What happens to my options?

A.                 Generally, any outstanding vested and unvested options that have an exercise price less than $16.25 per share will receive cash equal to the difference between the $16.25 and the exercise price, multiplied by the number of such shares under vested and unvested options, subject to applicable tax and social insurance withholding requirements.

Q.                Will I be able to trade after signing?

A.                Unless you are a restricted person under SEC rules, there will not be any restrictions on your ability to trade in stock you hold in a brokerage or similar account.

Q.                What if I terminate from Neoware after 24 July, 2007 and before the HP close?

A.                If your employment terminates prior to the closing, you will not receive the cash out payment relating to the Employee Stock Options.   Instead you would need to exercise any vested options you have at the time of termination in order to participate as a stockholder in the proceeds of the transaction.

Q.                Does HP have training and development programs for employees?

A.                Yes. One of the major areas of focus in HP is the development of their employees. Additional information will be given to employees after closing.

General:

Q.                I work as a contractor. What will happen?

A.                Between now and closing of the transaction, there will be no changes in the day-to-day activities at Neoware. As more information becomes available, your Neoware contact or your employer will share it with you.

Q.                What is HP’s approach to the permanent residency process?

A.                HP supports reasonable means of U.S. permanent residency sponsorship for HP U.S. employees so long as the individual’s performance is satisfactory and their position continues to meet HP business need. In an acquisition situation, HP would refer pending cases to determine if the case may proceed reasonably and would plan on arguing “successor” status on all reasonable cases so the case may continue without disruption. Neoware and HP are working on a plan for individuals on pursuing permanent residency status once the acquisition is completed. Individual Neoware people will be hearing directly once plans are finalized.

Q.                How do HP and Neoware products complement each other?

A.              Both companies have an impressive portfolio of software and hardware products.  HP is a leader in XPe and CE based thin clients and Neoware is a leader in Linux based thin clients.

Q.                When will you publish an integration plan and roadmap?

A.                Product plans will be defined and communicated after the close of the acquisition. Integration plans will begin as the close approaches.

Q:               How should I answer my phone now?

A:                Until closing, there will be no change in any aspect of the business, so answer it as you typically do. Specific instructions for the days following closing will be provided at the appropriate time.

Q:              If a customer is hesitant to place an order because he/she is concerned that the product might not be on a future roadmap, what can I tell him/her about future compatibility and ongoing support?

A:              One of HP’s priorities is to insure business continuity for our customers.  This priority will drive the decisions leading to an integrated roadmap following the acquisitions close.

Q:             Will all the products we sell in upcoming weeks be supported post-integration?

A:              If a product is discontinued after the acquisition, we will offer a migration path and ongoing support for some period of time. More information     will be available when our integration product plans are announced.

Q.                I’m a Neoware employee, where do I go if I have questions about HP?

A.                Upon closing the acquisition, the continuing Neoware employees will be integrated into PSG’s business PC unit reporting to Kevin Frost. The HP Integration planning team will contact you with integration plans and contacts for assistance. Neoware employees who become HP employees will participate in an HP orientation and receive training on HP contacts, sources for HP-related information as well as pointers to HP processes and resources.  In the meantime, you can send questions about HP to your Neoware manager.

Q.                How can I help with the transition?

A.                Maintaining the quality and service levels of which both companies are proud is very important to the smooth transition. A major event like this acquisition can cause disruption and concern for everyone involved. We have a lot to offer and an opportunity to showcase our products, employees, and customer relationships. A simple rule of thumb that will carry us through the transition is to be who you are, and do what you do. Remaining focused on our customers, products, and services will help us all have a smoother transition.

Q.                Who is HP? How big is HP? Revenue? How many employees?

A.                HP focuses on simplifying technology experiences for all of its customers — from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $97.1 billion for the four fiscal quarters ended April 30, 2007. As of Oct. 31, 2006, HP employs approx. 156,000 employees around the world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Q.                How big is HP’s Personal Systems Group?

A.                HP is ranked as the No. 1 PC vendor worldwide, with operations in all major countries around the world.  For the past four fiscal quarters, PSG reported revenue of $32.1B for Q206-Q207, with operating profit of $417M for its most recent quarter (Q2 FY07).  Its business spans handheld devices, desktop PCs and notebooks, as well as workstations and digital entertainment products.

Q.                Who do I contact if I have issues or questions?

A.                Contact your supervisor.

Q.                Who do I contact if I get inquiries from the press or analysts?

A.                All media calls are to be forwarded to Palmer Reuther at Race Point Group — 781-487-4606 and financial analyst calls to Keith Schneck at 610-277-8300.

Q.                When will you publish an integration plan and roadmap?

A.                Product plans will be defined and communicated after the close of the acquisition. Integration plans will begin as the close approaches.

Q.                I’m a Neoware employee, where do I go if I have questions about HP?

A.                Upon closing the acquisition, the Neoware employees will be integrated into PSG’s business PC unit reporting to Kevin Frost. The HP Integration planning team will contact you with integration plans and contacts for assistance. Neoware employees will participate in an HP orientation and receive training on HP contacts, sources for HP-related information as well as pointers to HP processes and resources.  In the meantime, you can send questions about HP to your Neoware manager.

Q.                What are the major principles of HP organizational culture?

A.                The main HP values are:

•                  Passionate about customers

•                  Trust and respect for individuals

•                  Perform at a high level of achievement and contribution

•                  Act with speed and agility

•                  Deliver meaningful innovation

•                  Achieve results through teamwork

•                  Conduct business with uncompromising integrity

HP has a history of innovation and entrepreneurial spirit where Neoware and its employees will be welcomed.

Q.                What if my partners/customers are currently purchasing thin clients from both HP and Neoware? Example: Large Distributors.

A.                They would continue to buy under existing terms.  New consolidated terms will be made available after close

Q.                Will there be any interruption in deliveries during the transition period?

A.                No, HP and Neowares priority will be business continuity for customers and partners

Q.                Who is the primary contact for the sale of thin client products?

A.                You can contact whoever your current contact point is today. They will continue to support you prior to close.  Post close, if there are any changes in contacts, they will be proactively communicated to you.

Q.                Who will handle the customer support for the combined business?

A.                Until close, HP and Neoware will continue to support their current products and customers. Post Close, HP will take on all support commitments for the combined entity.  Any specific contact information or process changes will be communicated post close.  HP and Neoware’s priority will be to deliver a high level of support and customer service both before, and after, the :

Q.                If my customer wants to migrate to the HP platform ASAP who do they call and will I get sales credit?

A.                Both companies need to operate and independent entities until close.

Neoware Distribution Channel Questions:

Q.                Where will I place/send my orders for Neoware/HP products?

A.                Prior to close, continue to place orders through current methodology.  At close, Current HP customers should not see changes for current HP products.

Q.                If I (Distributor/Reseller) currently sell Neoware, will I be able to sell HP products? When?

A.                Channel partners are an important part of HP’s thin client go to market strategy.  Neoware channel partners will have the opportunity to become HP partners.  The specific programs that will be available will be communicated after close.

Q.                Will Neoware’s thin client pricing, terms and conditions, warranties, or lead times be affected?

A.                Prior to close, Neoware will decide for itself if there are any changes to be made to its products.  After close any changes will be fully documented.

Q.                Will Neoware merge its channel sales organization into HP or will a thin client channel sales organization exist for the merged businesses.

A.                Organizational integration strategies will be determined and announced immediately after the close.

SMB:

Q.                Will the combined entity maintain the inside sales staff specific to the thin client business?

A.                Organizational integration strategies will be determined and announced immediately after the close.

Q.                Will the inside sales team be located in our existing facility in PA?

A.                Organizational integration and REWS strategies will be determined and announced immediately after the close

Enterprise Sales:

Q.                What if we have redundant sales coverage on accounts? Who communicates the message to to the account? How do we make sure the message is consistent?

Who will handle CER’s?

A.                Neoware should continue to execute their existing processes prior to close.  Post-Close the go-forward CER process will be communicated for the joint-entity.

Q.                Who will handle CER’s?

A.                Neoware should continue to execute their existing processes prior to close.  Post-Close the go-forward CER process will be communicated for the joint-entity.

Q.                How will the Solutions Architects be deployed?

A.                Organizational integration strategies will be determined and announced immediately after the close.

Q.                How do I convince my large customers that HP will protect their existing investment in Neoware? What is the product/people plan?

A.                HP & Neoware’s #1 priority is our customers and their business.  Post-Close, the combined company will work with customers to communicate roadmap plans and ensure that future requirements are met.  In addition, HP will honor all support commitments on Neoware products. All Product and people plans will be communicated at the close.

Q.                What positive impact will this have on my customers in the short term and long term?

A.                In the short term, customers should see no change in the high level of service they are already receiving from either HP or Neoware.

Long Term, customers should get the best of both companies including:

•    A broad product line

•    Leading worldwide offerings in XPe, CE AND Linux image development and customization

•    Global availability and support

•    A full portfolio of virtualization SW

Q                    Why should my customer not use this as an opportunity to source a new supplier given HP/Neoware and Wyse are the top players?

A.                We believe if a customer is currently an HP or Neoware customer, the new combined company will be an even better partner with even more capabilities and resources to support existing customers.

Q.                 Our largest customers will want answers on roadmaps, current roll-outs and support. Will I be working with HP personnel to answer these questions?

•                  Combined roadmaps will not be available until after close.

•                  Both companies should be continuing to execute and support current rollouts and rollouts that span pre-close and post-close will also be supported.

Marketing and Communications

Q.                What should we do about all the upcoming shows we have paid for and are already planned?

A.                Both companies should continue to execute all planned activities.  If an activity is scheduled for a date, after close, the post-close business would utilize the activity as an integrated company.

Q.                Should we cancel shows that we have not paid for yet?

A.                Until close both companies must operate as independent entities.  You should continue to execute all required marketing activity to meet ongoing financial commitments.  If necessary post close, the joint entity will rationalize any commitments made before the close.

Q.                 Will we continue to do lead generation out of the PA office?

A.                Organizational integration and REWS strategies will be determined and announced immediately after the close

Q.                Will we maintain our current CRM system? If not, when will we transition?

A.                Continue to use existing Neoware CRM system prior to close.  Post close, the go-forward CRM system will be chosen and the transition timing will be announced at the close.

THESE Q&As BRIEFLY DESCRIBE SOME OF HP’S CURRENT BENEFIT PLANS AND PROGRAMS. HP RESERVES THE RIGHT TO MODIFY OR DISCONTINUE ANY BENEFITS CURRENTLY PROVIDED, IN ITS SOLE DISCRETION.

Additional Information and Where to Find It

Neoware intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Neoware. Before making any voting or investment decision with respect to the merger, investors and stockholders of Neoware are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Neoware with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Neoware may obtain free copies of the documents filed with the SEC from Cameron Associates, 1370 Avenue of the Americas, New York, NY 10019, +1 212 245 8800.

Participants in the Solicitation

Neoware and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Neoware stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in the proxy statement on Schedule 14A for HP’s 2007 Annual Meeting of Stockholders filed with the SEC on January 23, 2007. Information about Neoware’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Neoware’s 2006 Annual Meeting of Stockholders filed with the SEC on October 30, 2006.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Neoware intends to file with the SEC.

Forward-looking statements

These frequently asked questions contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Neoware’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s and Neoware’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Neoware’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. HP assumes no obligation and does not intend to update these forward-looking statements.